EXHIBIT (c)(9)






                                ESCROW AGREEMENT
                                ----------------



         THIS ESCROW AGREEMENT (the "Escrow Agreement") is made and entered into as of this ___ day of ____________, 1997, by and among , HAC, Inc., a Florida corporation ("HAC"), Melvin Stewart of Hollywood, Florida, Dr. Michael Nocero, of Orlando, Florida, and Diane Gruber of Red Bank, New Jersey, as representatives of those stockholders of Homeowners Group, Inc., a Delaware corporation ("HOMG") who tender Shares pursuant to the Offer or whose Shares are converted in the Merger (as hereinafter defined) (individually and collectively, the "Stockholder Representatives"), and _____________________ as escrow agent (the "Escrow Agent").

RECITALS:
---------

         1. HOMG and CC Acquisition Corporation ("Merger Sub") have entered into an Agreement and Plan of Merger dated as of May 14, 1996, as amended most recently by Fourth Amendment to Agreement and Plan of Merger dated September 9, 1997 (the "Fourth Amendment") (the Agreement and Plan of Merger as so amended is referred to herein as the "Merger Agreement").

         2. Merger Sub has made a tender offer (the "Offer") for all of the shares of common stock, $.01 par value of HOMG (the "Company Common Stock") not held Merger Sub or any other affiliate of Merger Sub at a cash price of $.55 per share (the "Cash Price"), and such Offer is expected to be consummated on or about October ___, 1997, unless extended ("Consummation of the Offer").

         3. It is contemplated that following the Consummation of the Offer, and in accordance with the terms of the Merger Agreement, Merger Sub will merge into HOMG (the "Merger") for consideration equal to the Cash Price, with HOMG being the surviving corporation (the "Surviving Corporation").

         4. As additional consideration for both the Offer and the Merger, the sum of $1.51 for each share of Company Common Stock acquired for the Cash Price is to be deposited in escrow to cover the Tax Claims, as set forth in that certain Tax Contingency Settlement Agreement dated as of even date herewith.









         5. This Escrow Agreement is entered into pursuant to Section 3.1 of the
Fourth  Amendment,   and  as  a  condition  precedent  to  the  closing  of  the transactions contemplated therein (the "Closing").












         6. Capitalized terms used herein, unless otherwise defined, shall have the meanings assigned to them in the Merger Agreement.


AGREEMENTS
----------

         Accordingly, in consideration of the recitals and of the respective agreements and covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

         Section 1 Escrow Funds. Simultaneously with the execution hereof, and pursuant to Section 3.2 of the Merger Agreement, HAC is depositing with the Escrow Agent the sum of $__________ and may in the future deposit with the Escrow Agent additional amounts, (such funds presently and as may in the future be so deposited, the "Escrow Funds"), which Escrow Funds may, at the election of HAC, be either in the form of cash ("Cash Escrow") or an irrevocable standby letter of credit issued by Fleet Bank, N.A., or such other bank reasonably satisfactory to the Stockholder Representatives ("L/C Escrow"), issued on the terms set forth on Exhibit B. The Escrow Funds will be held and distributed by the Escrow Agent in accordance with the provisions contained herein.

         Section 2 Acceptance of Appointment as Escrow Agent. The Escrow Agent, by signing this Escrow Agreement, accepts the appointment as Escrow Agent and agrees to hold and distribute all Escrow Funds in accordance with the provisions contained herein.

         Section 3 Investment of Cash Escrow. Pending distribution of the Escrow Funds as provided herein, the Escrow Agent shall invest the Cash Escrow as directed in writing by HAC in money market funds consisting of short-term U.S. Treasury securities (or such other investments as HAC specifies, in its sole discretion, in which case HAC shall reimburse the Escrow Fund for any loss of principal thereof and net interest at four percent per year). The Escrow Agent shall accept written instructions as to investment of the Cash Escrow from any party specified in writing by HAC.

         Section 4 Distribution of Escrow Funds. The Escrow Agent shall draw on the L/C Escrow and/or distribute the Escrow Funds net of all fees and expenses payable pursuant to Section 6 hereof:




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         (a) in accordance with any written notices  received by it from time to time containing mutually agreed upon directions of HAC and Stockholder Representatives; or

         (b) in accordance with written notices given to it by either HAC or Stockholder Representatives provided that Escrow Agent has provided a copy of such notice to the other party in the manner set forth in
         Section 8 hereof, and such other party has not objected thereto within five (5) business days after the Escrow Agent has so delivered a copy of such notice. If either party shall object to such notice, that party shall deliver to the other party and the Escrow Agent a written notice describing such objections in reasonable detail (a "Dispute Notice"). Upon receipt of any Dispute Notice, the Escrow Agent shall not draw on the Escrow L/C and/or distribute the Escrow Funds, but shall continue to hold the Escrow Funds until receipt of either (x) written notice containing mutually agreed upon directions signed by both HAC and Stockholder Representatives, or (y) written notice from HAC or
         Stockholder Representatives that a final judgment or binding arbitration decision pursuant to Section 17 of this Agreement has been rendered and is in full force and effect as to the Escrow Funds, and a copy of such final judgment or binding arbitration is delivered with such notice, at which time the Escrow Agent shall draw on the Escrow L/C and/or distribute the Escrow Funds pursuant to such mutually agreed upon written notice or such written notice of HAC or Stockholder Representatives (accompanied by such final judgment or binding arbitration), as the case may be.

         Section 5 Rights and Responsibilities of the Escrow Agent. (a) HAC and Stockholder Representatives acknowledge and agree that the Escrow Agent (i) shall be obligated only for the performance of such duties as are specifically set forth in this Escrow Agreement on its part to be performed; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (iv) may consult counsel satisfactory to it, including in-house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

         (b) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence or willful misconduct. Subject to the provisions of
Section 6 hereof, HAC covenants and agrees to indemnify the Escrow Agent and hold it harmless without limitation from and against any loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with this Escrow Agreement or with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liability, unless such loss, liability or expense shall be caused by the Escrow Agent's willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

         (c) Subject to the provisions of Section 6 hereof, HAC agrees to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrow Funds under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. HAC and Stockholder Representatives undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Subject to the provisions of Section 6 hereof, HAC agrees to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including, without limitation, the withholding or deduction of, or the failure to withhold or deduct, same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees) interest and penalties. Notwithstanding the foregoing, no distributions will be made unless the Escrow Agent is supplied with an original, signed W- 9 form or its equivalent prior to distribution.

         (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30 ) days, prior written notice of resignation to HAC and Stockholder Representatives. Prior to the effective date of the resignation as specified in such notice, HAC will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Funds to a bank or trust company that it selects subject to the reasonable consent of the Stockholder Representatives. Such bank or trust company shall have a principal office in Boston, Massachusetts, and shall have capital, surplus and undivided profits in excess of $50,000,000. If, however, HAC shall fail to name such a successor escrow agent within twenty (20) days after the notice of resignation from the Escrow Agent, the Stockholder Representatives shall be entitled to name such successor escrow agent. If no successor escrow agent is named by HAC or Stockholder Representatives, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent. The provisions of
Section 5(b) and Section 5(c) shall survive the termination of this Agreement.

         (e) The Escrow Agent shall be fully entitled to act on written instructions as follows:

                  (i) On behalf of HAC - any one of Howard Wolk, Sidney Wolk or Tom Graham or any other individual identified in writing by any one of them.

                  (ii) On behalf of the Stockholder Representatives - any two of Melvin Stewart, Dr. Michael Nocero or Diane Gruber, or any two successor Stockholder Representatives.

         Section 6  Fees and Expenses:

         (a) Of Escrow Agent. The Escrow Agent shall (i) be paid a fee for its services under this Escrow Agreement as provided by Exhibit A and (ii) be entitled to reimbursement for reasonable expenses (including the reasonable fees and disbursements of its counsel) actually incurred by the Escrow Agent in connection with its duties under this Escrow Agreement (collectively, the "Escrow Agent Fees and Expenses"). The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of the escrow account created hereby which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder. All Escrow Agent Fees and Expenses, and all rights of the Escrow Agent for indemnification, shall be paid out of the Escrow Fund to the extent of available funds, and shall then be paid by HAC.

         (b) HAC shall be entitled to reimbursement out of the Escrow Fund for any amount that it is required to pay in satisfaction of its obligation to indemnify the Escrow Agent pursuant to this Escrow Agreement, the Tax Contingency Settlement Agreement or otherwise.

         Section 7 Successor Stockholder Representatives. Any one or more of the Stockholder Representatives may at any time resign as a Stockholder Representative by giving thirty (30) days prior written notice of resignation to HAC and Escrow Agent and to the other Stockholder

Representatives. In the event of such resignation, the remainder of the Stockholder Representatives shall continue to act by unanimous consent, as a Stockholder Representative. In the event there shall be only one Stockholder Representative, then Gary D. Lipson shall act as a successor Stockholder Representative, upon his executing and delivering to HAC and Escrow Agent a written acknowledgment of his acceptance of such position.

         If no two Stockholder Representatives are acting in accordance herewith, HAC or the remaining Stockholder Representative may apply to a court of competent jurisdiction for appointment of successors. The successor
Stockholder Representatives as so selected shall act as the Stockholder Representatives hereunder and under the Tax Contingency Settlement Agreement.

         Section 8 Notices. All notices, requests, consents or other communications required or permitted under this Escrow Agreement shall be in writing and shall be deemed to have been duly given or delivered by any party
(a) when received by such party if delivered by hand, (b) upon confirmation when delivered by telecopy, (c) within one day after being sent by recognized overnight delivery service, or (d) within three business days after being mailed by first-class mail, postage prepaid, and in each case addressed as follows:

To Escrow Agent:                              ____________________________
                                              ____________________________
                                              ____________________________
                                              Attention: _____________________
                                              Phone: ________________________
                                              Fax: __________________________

To HAC:                                       HAC, Inc.
                                              4040 Mystic Valley Parkway
                                              Medford, MA 02155
                                              Attn: Howard C. Wolk
                                              Phone: (617)393-9300
                                              Fax: (617) 845-2361

With a copy to:                               Lane Altman & Owens LLP
                                              101 Federal Street
                                              Boston, MA 02110
                                              Attention:  Robert M. Rosen, Esq.
                                              Phone: (617) 345-9800
                                              Fax:  (617) 345-0400

To Stockholder Representatives:               Melvin Stewart
                                              2812 North 46th Avenue
                                              Hollywood, FL  33021
                                              Phone: (954)  781-6262
                                              Fax: (954) 781-6288

                                              Dr. Michael Nocero
                                              Central Florida Cardiology Group
                                              500 East Colonial Drive
                                              Orlando, FL 32803
                                              Phone: (407) 841-7151
                                              Fax: (407) 872-1336

                                              Diane Gruber
                                              Gruber Enterprises
                                              130 Maple Avenue
                                              Suite 6C
                                              Red Bank, NJ 07701
                                              Phone: (908) 842-6460
                                              Fax: (908) 741-3220

With a copy to:                               Greenberg, Traurig
                                              1221 Brickell Avenue
                                              Miami, FL 33131
                                              Attn: Paul Berkowitz, Esq.
                                              Phone: (305) 579-0500
                                              Fax: (305) 579-0717


         Any  party by  written  notice to the other  parties  pursuant  to this
Section 8 may change the address or the persons to whom notices or copies thereof shall be directed.

         Section 9 Assignment. This Escrow Agreement and the rights and duties hereunder shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of each of the parties to this Escrow Agreement. No rights, obligations or liabilities hereunder shall be assignable by any party without the prior written consent of the other parties.

         Section 10 Amendment. This Escrow Agreement may be amended or modified only by an instrument in writing duly executed by the parties to this Escrow Agreement.

         Section 11 Waivers. Any waiver by any party hereto of any breach of or failure to comply with any provision of this Escrow Agreement by any other party hereto shall be in writing and shall not be construed as, or constitute, a continuing waiver of, such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Escrow Agreement.

         Section 12 Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws, and enforced in the courts, of the Commonwealth of Massachusetts without regard to conflict-of-laws rules thereof.

         Section 13 Construction. The headings in this Escrow Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Escrow Agreement. Unless otherwise stated, references to Sections and Exhibits are references to Sections and Exhibits of this Escrow Agreement.

         Section 14 Acknowledgment. The funds placed in escrow pursuant to this Agreement are intended solely for the benefit of the Stockholders of HOMG after payment of and satisfaction of the Tax Claims. Neither HOMG, nor any of its subsidiaries, has any interest, legal or equitable, in the escrowed funds or any proceeds thereof.

         Section 15 Termination. This Escrow Agreement shall terminate at the time of the final distribution by the Escrow Agent of all Escrow Funds in accordance with the provisions of this Escrow Agreement.

         Section 16 Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

         Section 17 Dispute Resolution. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Funds, including without limitation, the obligation of HAC or the Stockholder Representatives to give the Escrow Agent instructions with respect thereto pursuant to the terms of the Tax Contingency Settlement Agreement, or should any claim be made upon such Escrow Funds by a third party, the Escrow Agent upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its possession without liability to anyone, all or any of said Escrow Funds until such dispute shall have been settled either by the mutual agreement of the parties involved, by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired, or by an award of an Arbitration panel of the American Arbitration Association. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Funds.

         Section 18 Force Majeure. Neither HAC nor Stockholder Representatives nor Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, without limitation, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, computer viruses, power failures, communication line failures, earthquakes or other disasters.

         Section 19 Consent to Jurisdiction and Service. HAC and Stockholder Representatives hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts of the Commonwealth of Massachusetts and of any federal court located in said Commonwealth in connection with any actions or proceedings brought against HAC and Stockholder Representatives by the Escrow Agent, or brought against HAC or Stockholder Representatives by the other of them, arising out of or relating to this Escrow Agreement. In any such action or proceeding, HAC and Stockholder Representatives hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that service thereof may be made by certified or registered first class mail directed to HAC and Stockholder Representatives, as the case may be, at their respective addresses in accordance with Section 8 hereof.

         Section 20 Reproduction of Documents. This Escrow Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro- card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

        IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the date first written above.

                                            HAC, INC. (EIN# __-_______)


                                            By:________________________
                                               Title:

                                            Stockholder Representatives


                                            -----------------------------------
                                            -----------------------------------
                                            -----------------------------------

                                            ESCROW AGENT


                                            ------------------------------------

                                    EXHIBIT A

                               ESCROW AGENT'S FEE
                               ------------------



                  Annual Fee:

                  Out-of-Pocket Expenses:

                  Investment Fees:

                  Wire Fee:

                                    EXHIBIT B


                  TERMS OF IRREVOCABLE STANDBY LETTER OF CREDIT
                  ---------------------------------------------


1)       Principal amount equal to

         (a)      $1.51, multiplied by
         (b) Number of Shares tendered and accepted in Offer, plus number of non-tendered Shares converted in Merger, multiplied by
         (c)      1.04

2)       Final Expiration Date of Letter of Credit

         -        October 15, 2000

3)       Conditions

         -        Receipt of written instructions of Escrow Agent






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